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                                                                       Exhibit 5
                                JOINDER AGREEMENT

                  This JOINDER AGREEMENT ("Agreement") made and entered into as of the 31st day of May, 1996 by and among Pegasus Communications Holdings, Inc. ("Buyer"), a Delaware corporation, and Dominick Padilla Acosta (a/k/a Dominick Padilla) and his spouse, Marie del Carmen Padilla Lopez (collectively referred to herein as "Seller"), and Domar, Inc. ("Domar"), a Puerto Rico corporation.

                                    RECITALS:

                  WHEREAS, Buyer, Seller and Dom's Tele-Cable, Inc. ("DTC") have entered into that certain Asset Purchase Agreement dated March 21, 1996, as amended by that certain Amendment No. 1 to Asset Purchase Agreement dated May 31, 1996 ("Asset Purchase Agreement"), which provides that Pegasus and Seller shall, and Seller shall cause Domar to, execute and deliver this Agreement pursuant to which Domar will become a party to the Asset Purchase Agreement on and subject to the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and mutual promises made herein, and in the Asset Purchase Agreement, and in consideration of the representations, warranties and covenants contained herein and in the Asset Purchase Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Joinder. Except as specifically provided in this Agreement, Domar hereby agrees to become a party to the Asset Purchase Agreement, and to be bound by all the terms and conditions of the Asset Purchase Agreement as though it were an original party thereto and were included in the definition of "Seller" as used thereunder.

                  2. Recitals. The second and third recitals of the Asset Purchase Agreement shall be amended in their entirety to read as follows:

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                     WHEREAS, on or before May 31, 1996, Seller will liquidate
                  DTC, which will distribute all of its assets in kind subject to its liabilities to Seller, and Seller will in turn immediately transfer such assets subject to liabilities to Domar; and

                     WHEREAS, subject to the terms, conditions and provisions
                  hereof, Buyer wishes to acquire from Domar, and Domar wishes to sell to Buyer, all of the assets and the Business for the Purchase Price stipulated herein.

         3. Definitions.

            (a) Capitalized terms which are used herein and not otherwise defined in this Agreement shall have the meanings assigned to them in the Asset Purchase Agreement.

            (b) The terms defined in Article I shall be amended as follows:

                (i) The references to "DTC or Seller" in subparagraph (a) of the definition of "Assumed Liabilities" shall be deemed to refer instead to "Domar." The fifth reference to "DTC" in the proviso of the definition of "Assumed Liabilities" shall be deemed to include "Domar."

                (ii) The defined term "Business" shall be amended its entirety to read as follows:

                      "Business" means the cable television business conducted by DTC on the date of this Agreement and by Domar on the date of the Joinder Agreement through the System in and around the Service Area, as described in Appendix 1 hereto.

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                (iii) The defined term "Closing Balance Sheet" shall be amended in its entirety to read as follows:

                      "Closing Balance Sheet" means the balance sheet of Domar as of the Closing Date which is prepared in accordance with GAAP on a basis consistent with the Financial Statements referred to in Section 4.1(j) and which sets forth in detail the Current Liabilities.

                 (iv) The reference to "DTC" in the definition of "Closing
                      Subscribers" shall be deemed to refer instead to "Domar."

                 (v) The defined term "Current Liabilities" shall be amended in its entirety to read as follows:

                      "Current Liabilities" mean all Liabilities of DTC other than the Credit Agreement for the period prior to the liquidation contemplated by Section 5.3 and all Liabilities of Domar other than the Credit Agreement for the period from and after the transfer of the Assets subject to Liabilities to Domar.

                 (vi) The reference to "DTC" in the definition of
                      "Equivalent Basic Subscribers" shall be deemed to refer instead to "Domar."

         4. Basic Transaction. Except for the last sentence of Section 2.3(a)(i) and the first and last sentence of Section 2.3(a)(ii), all references to "Seller" or "DTC or Seller" in Article II shall be deemed to refer instead to "Domar."

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         5. Representations and Warranties. Subject to the following, Domar shall be deemed to make the representations and warranties set forth in Section
4.1 as of the date hereof and as of the Closing Date and all references to "Seller" in Section 4.1 shall be deemed to include "Domar" from and after the date hereof.

            (a) The references to "DTC" in Section 4.1(a) shall be deemed to include "Domar," and the reference to "Seller" in Section 4.1(a) shall not be deemed to include "Domar."

            (b) The references to "DTC" in Section 4.1(b) shall be deemed to include "Domar," and the references to "Seller" in Section 4.1(b) shall not be deemed to include "Domar."

            (c) The references to "DTC" in Section 4.1(c)(i) shall be deemed to include "Domar."

            (d) The clauses "DTC has, and on the Closing Date Seller will have,"
                set forth in Sections 4.1(d), 4.1(e) and 4.1(f)(i)(A) shall be amended in their entirety to read as follows:

                DTC has, and immediately upon liquidation of DTC Seller will have, and upon the transfer of the Assets to Domar as contemplated by Section 5.3 Domar will have, and on the Closing Date Domar will have,"

            (e) The reference to "DTC" in Section 4.1(f)(i)(G) shall be deemed to refer instead to "Domar" as of the date of the transfer of the Assets to Domar as contemplated by Section 5.3 and as of the Closing Date.

            (f) The reference to "Seller" in Section 4.1(f)(ii) shall be deemed to refer instead to "Domar."


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            (g) The reference to "DTC" in Section 4.1(f)(iii) shall be deemed to refer instead to "Domar" as of the date of the transfer of the Assets to Domar as contemplated by Section 5.3 and as of the Closing Date.

            (h) The reference to "Seller" in the second clause of Section
                4.1(h)(i) shall be deemed to refer instead to "Domar."

            (i) The reference to "Seller" in the second clause of Section
                4.1(h)(iv)(A) shall be deemed to refer instead to "Domar."

            (j) The reference to "DTC" in the second sentence of Section
                4.1(i)(iv) shall be deemed to include "Domar."

            (k) The reference to "Seller's" in the last line of Section
                4.1(i)(viii) shall be deemed to include "DTC's and Domar's."

            (l) The reference to "DTC" in Section 4.1(i)(ix) shall be deemed to include "Domar," and the reference to "Seller" in that Section shall be deemed to include "DTC and Domar."

            (m) The reference to "DTC" in Section 4.1(i)(x) shall be deemed to include "Domar."

            (n) The parenthetical "(and Seller before Closing)" set forth numerous times in Section 4.1(i)(xi) shall be amended in its entirety to read: "(and Seller upon liquidation of DTC, and Domar upon the transfer of the Assets to Domar as contemplated by Section 5.3 and before Closing)."

            (o) Sections 4.1(k)(xi), (xii) and (xiii) shall be amended in their entirety to read as follows:

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                (xi) there has been no change made or authorized in DTC's or
                Domar's Certificate of Incorporation or By-Laws, except as necessary to effect the transactions contemplated by Section 5.3; (xii) neither DTC nor Domar has issued, sold or otherwise disposed of any of its shares of capital stock or granted any options, warrants or other rights to purchase or obtain any interest therein; (xiii) neither DTC nor Domar has set aside or paid any dividend or distribution to shareholders or redeemed, purchased or otherwise acquired any shares of its capital stock from any of its shareholders, except as necessary to effect the transactions contemplated by Section 5.3;

            (p) The references to "DTC" in Section 4.1(n) shall be deemed to include "Domar."

            (q) The reference to "DTC" in the last sentence of Section 4.1(o)(i)
                shall be deemed to include "Domar."

            (r) The references to "DTC" in Section 4.1(r)(vii), in the second line of Section 4.1(r)(x) and in the third line of the paragraph following Section 4.1(r)(xiv) shall be deemed to include "Domar" and the references to "Seller" shall not be deemed to include "Domar."

            (s) The reference to "DTC" in the third line of Section 4.1(u) shall be deemed to include "Domar."

            (t) The references to "DTC" in Section 4.1(w) shall be deemed to include "Domar."

            (t) The references to "DTC" in Section 4.1(bb) shall be deemed to include "Domar."

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         6. Pre-Closing Covenants.

            (a) The second reference to "DTC" in Section 5.2 shall be deemed to include "Domar."

            (b) The references to "Seller" in Section 5.3 shall not be deemed to include "Domar." The following shall be added to the end of
                Section 5.3:

                After transfer of the Assets to Domar as provided herein, neither Seller nor Domar will, directly or indirectly, by any means including but not limited to a stock transfer, asset transfer, liquidation or distribution, sell, transfer, convey or deliver the Assets to any other Person; provided, however, that Domar may engage an affiliate of Buyer to operate the System in accordance with the Management Agreement.

            (c) The sixth and eighth references to "DTC" in Section 5.4(a) shall be deemed to include "Domar."

            (d) The reference to "DTC" at the end of the first sentence of
                Section 5.5(a) shall be deemed to include "Domar."

            (e) The reference to "DTC" in the last sentence of Section 5.14 shall be deemed to include "Domar."

            (f) The references to "DTC" in the first and last sentences of
                Section 5.16 shall be deemed to include "Domar."

            (g) The reference to "Seller" in Section 5.17 shall be deemed to refer instead to "Domar."

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            (h) The following sentence shall be added to the end of Section
                5.21: "The compliance certificate shall cover operation of the System by DTC and Domar."

            (i) The reference to "DTC" in Section 5.22 shall be deemed to include "Domar."

            (j) The reference to "Seller" in the last line of Section 5.24 shall be deemed to refer instead to "Domar."

            (k) The second reference to "Seller" in Section 5.27 shall be deemed to refer instead to "Domar."

            (l) The third reference to "Seller" in Section 5.28 shall be deemed to refer instead to "Domar."

            (m) The references to "Seller" in Sections 5.30, 5.31 and 5.32 shall not be deemed to include "Domar."

         7. Conditions Precedent.

            (a) The second and third references to "DTC" in Section 6.1(q) shall be deemed to include "Seller or Domar."

            (b) Section 6.1(s)(vii) shall be amended in its entirety to read as follows:

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                (vii) certified copies of DTC's Certificate of Incorporation,
                By-Laws and Certificate of Dissolution, Domar's Certificate of Incorporation and By-Laws, and such other documents and instruments as Buyer may request from Governmental Authorities or otherwise regarding the liquidation of DTC, the distribution of its assets to Seller and the transfer of those assets to Domar;

            (c) References to "DTC" in Section 6.1(x), in the second line of
                Section 6.1(y) and in the fourth line of Section 6.1(z) shall be deemed to include "Domar."

         8. Post Closing Covenants. The references to "DTC" in Sections 7.4 and
            7.5 shall be deemed to include "Domar."

         9. Miscellaneous. Each Article or Section reference in this Agreement refers to an Article or Section of the Asset Purchase Agreement.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.


                         PEGASUS COMMUNICATIONS HOLDINGS, INC.


                         By: /s/ Marshall W. Pagon
                            -------------------------------------------------
                            Marshall W. Pagon, Chief Executive Officer

                           /s/ Dominica Padilla Acosta
                           --------------------------------------------------
                           Dominica Padilla Acosta (a.k.a. Dominick Padilla)

                           /s/ Maria del Carmen Padilla Lopez
                           --------------------------------------------------
                           Maria del Carmen Padilla Lopez


                           DOMAR, INC.

                           By: /s/ Dominica Padilla Acosta
                               ------------------------------------------------
                               Dominica Padilla Acosta (a.k.a. Dominick Padilla) President



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